EXHIBIT (i)(2)

CONSENT OF COUNSEL

I consent to the incorporation by reference in this Post-Effective Amendment No. 11 to the Registration Statement of Eaton Vance NextShares Trust II (1933 Act File No. 333-197734) of my opinion dated November 14, 2017 which was filed as Exhibit (i) to Pre-Effective Amendment No. 9.

/s/ Scott E. Habeeb
Scott E. Habeeb, Esq.

November 29, 2017

Boston, Massachusetts